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                                                                      EXHIBIT 15

Tidewater Inc.
New Orleans, Louisiana

Gentlemen:

Re: Registration Statement on Form S-3

  With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated July 19, 1995 related to our review of interim financial information.

  Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                          Very truly yours,

                                          /s/ KPMG PEAT MARWICK LLP

                                             KPMG Peat Marwick LLP

New Orleans, Louisiana
September 1, 1995